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                                                                      EX 99.B11





                        Consent of Independent Auditors

We consent to the references to our firm under the captions "Financial Highlights" in the Prospectus and "Financial Statements" in the Statement of Additional Information and to the incorporation by reference in this Post-Effective Amendment No. 18 to the Registration Statement (Form N-1A)(No. 33-442) of Delaware Group DelCap Fund - Concept I Series of our report dated November 3, 1995, included in the 1995 Annual Report to Shareholders of Delaware Group DelCap Fund - Concept I Series.

                                        /s/ Ernst & Young LLP
                                        ---------------------
                                        Ernst & Young LLP

Philadelphia, Pennsylvania
November 20, 1995

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                         Report of Independent Auditors

To the Shareholders and Board of Directors
Delaware Group DelCap Fund - Concept I Series

We have audited the accompanying statement of net assets of Delaware Group DelCap Fund - Concept I Series as of September 30, 1995, and the related statement of operations for the year then ended, the statement of changes in net assets for each of the two years in the period then ended, and the financial highlights for each of the five years in the period ended September 30, 1995. These financial statements and financial highlights are the responsibility of the Fund's management. Our responsibility is to express an opinion on these financial statements and financial highlights based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements and financial highlights are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. Our procedures included confirmation of securities owned as of September 30, 1995 by correspondence with the custodian and brokers. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements and financial highlights referred to above present fairly, in all material respects, the financial position of Delaware Group DelCap Fund - Concept I Series at September 30, 1995, and the results of its operations for the year then ended, the changes in its net assets for each of the two years in the period then ended, and the financial highlights for each of the five years in the period ended September 30, 1995, in conformity with generally accepted accounting principles.

                                        /s/ Ernst & Young LLP
                                        ---------------------
                                        Ernst & Young LLP

Philadelphia, Pennsylvania
November 3, 1995